234 Ninth Avenue North	T 206-624-3357
Seattle, WA	F 206-624-6857
98109	www.jonessoda.com

EXHIBIT 99.1

NEWS RELEASE

JONES SODA CO. ANNOUNCES SECOND QUARTER 2005 FINANCIAL RESULTS

July 28, 2005	Trading Symbol:	TSXVE OTC:	JSD JSDA

Seattle, Washington U.S.A. – Jones Soda Co. (the “Company” or “Jones”), today announced financial results for the second quarter ended June 30, 2005.

Net sales for the second quarter of fiscal 2005 increased 20.5% to $8,984,808 compared to $7,458,022 for the second quarter of fiscal 2004. Net income for the quarter decreased to a loss of $160,433 versus net income of $554,312, a year ago, and diluted loss per share was $0.01 versus diluted earnings per share of $0.03 during the same period a year ago.

For the six months ended June 30, 2005, net sales increased approximately 19.6% to $15,858,984 compared to $13,260,269 for the six months ended June 30, 2004. Net income for the six months ended June 30, 2005 decreased to a loss of $143,506, compared to net income of $841,369 a year ago, and diluted loss per share was $0.01 versus diluted earnings per share of $0.04 during the same period a year ago.

Gross margin for the second quarter of 2005 was 34.1% compared to 35.5% for the second quarter of 2004. Operating expenses as a percentage of sales were 38.6% during the quarter compared to 28.4% for the corresponding period a year ago.

Peter van Stolk, President and CEO stated, “We continued to experience meaningful revenue gains during the second quarter driven by ongoing strength in our direct store distribution (DSD) and direct to retail (DTR) businesses. We are very pleased with our top-line performance which underscores the significant progress we have made broadening our geographic reach and expanding our channels of distribution.”

“Our relationship with Target continues to evolve and we are excited about our premium carbonated soft drink (CSD) strategy and the future prospects for this business,” continued Mr. van Stolk. “During the second quarter we were invited to participate in a nationwide sampling program at all 1,350 Target locations to kick-off the summer selling season. It was a terrific event with tremendous exposure for our brand, and while we incurred some increased costs which impacted our bottom line results, we have already seen benefits in terms of increased sales and heightened brand awareness within Target. In addition, we will be initiating a number of unique programs with Target, starting this Halloween with our new, limited edition, decorated 8.50-ounce cans which will be sold in the Halloween section of every Target store.”

Mr. van Stolk further commented, “Our DSD business was up 10.4% during the quarter over the comparable quarter in 2004, led by solid growth in our Northeast, Southwest, and Eastern Canadian markets. At the same time, we witnessed strength in all our DTR channels – Starbucks, Panera Bread, and Barnes & Noble and our direct business with Target – with sales increasing 56.6% year-over-year. On the product development front, our new venture with Kroger for Jones Frozen Soda Pops is off to a great start. Furthermore, we are very excited and encouraged about the attention we are receiving from national retailers regarding our new Jones Organics tea line that was launched in mid May. While we realize that it is still early in the launch process, Jones Organics is exceeding our expectations and we expect to continue to expand our presence in the fast growing Organic category during the back half of 2005.”

Mr. van Stolk concluded, “During the first six months of fiscal 2005 we made the strategic decision to further increase our sales and marketing expenditures in an effort to improve our operating platform and better position Jones Soda for long-term success. As we head into the back half of the year we are excited by the positive momentum we have created and we look forward to leveraging our enhanced infrastructure to drive growth into the future.”

Headquartered in Seattle, Washington, Jones Soda Co. manufactures its Jones Soda, Jones Naturals, Jones Energy, Jones Organics and Whoopass brands and sells through its distribution network in select markets across North America and through several large national retail accounts. A leader in the premium soda category, Jones is known for its innovative labeling technique that incorporates always-changing photos sent in from its consumers. Jones Soda is sold through traditional beverage retailers and everywhere you’d never expect to find a soda.

This press release contains forward-looking statements and projections concerning the Company’s plans, strategies, expectations, predictions and financial projections concerning the Company’s future activities and results of operations and other future events or conditions, and are ”forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Words such as “will”, “expect,” “believe,” “prospects”, “opportunities”, “look forward” and other similar expressions are intended to identify these forward-looking statements. In particular, statements in this release regarding potential growth opportunities and new product lines, working capital and cash flow management, operating and marketing expenses and expense controls, future profitability and results of operations are forward looking. Statements in this press release, and elsewhere, that look forward in time or include anything other than historical information involve risks and uncertainties that may affect the Company’s actual results of operations. These statements by the Company are subject to certain risks, including, among others, future demand for its products, competition from other businesses providing similar products, the ability to operate profitably and control expenses and the Company’s ability to successfully execute its business strategy. These and other risks and uncertainties are discussed in more detail in the Company’s periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, which are available at the SEC website at www.sec.gov.

(See attached Exhibits)

JONES SODA CO.
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited — $US)

Three Months Ended	Six Months Ended
June 30,	June 30,
2005	2004	2005	2004
Revenue	$8,984,808	$7,458,022	$15,858,984	$13,260,269
Cost of Goods Sold	5,916,407	4,809,001	10,559,592	8,697,662
Gross Profit	$3,068,401	$2,649,021	$5,299,392	$4,562,607
Gross Margin	34.1%	35.5%	33.4%	34.4%
Licensing Revenue	230,243	333,791
Operating Expenses:
Promotion and Selling	$2,576,892	$1,535,556	$4,158,165	$2,643,967
General & Admin.	835,913	530,489	1,525,413	1,005,308
Dep’n & Amortizat	ion	51,551	48,665	100,950	91,816
Non Cash Stock Compensation	860	6,537	5,745	9,842

3,465,216	2,121,247	5,790,273	3,750,933

Earnings (loss) from Operations	(166,572)	527,774	(157,090)	811,674
Other income	6,139	26,538	13,584	29,695
Earnings (loss)	$(160,433)	$554,312	$(143,506)	$841,369

Earnings (loss) per share:
Basic	$(0.01)	$0.03	$(0.01)	$0.04
Diluted	$(0.01)	$0.03	$(0.01)	$0.04
Weighted average number of common stock:
Basic	21,419,157	20,507,047	21,273,578	20,415,386
Diluted	21,419,157	21,920,563	21,273,578	21,902,987

JONES SODA CO.
CONSOLIDATED BALANCE SHEET
($US)

	Jun. 30, 2005	Dec. 31, 2004
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$50,810	$333,533
Accounts Receivable	4,040,046	2,834,882
Inventory	4,406,584	3,550,595
Prepaid Expenses	244,354	399,779

	$8,741,794	$7,118,789
Capital Assets	763,679	682,439
Intangible Assets	49,306	49,444

	$9,554,779	$7,850,672

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Bank indebtedness	—	480,285
Accounts payable and accrued liabilities	$4,515,186	$2,745,602
Current portion of capital lease obligations	116,478	63,549
Current portion of deferred revenue	52,273	50,000
	$4,683,937	$3,339,436
Capital Lease Obligations	148,040	113,509
Deferred Revenue	25,000	50,000
Shareholders’ Equity	4,697,802	4,347,727

	$9,554,779	$7,850,672

For further information, contact:
Jennifer Cue, Jones Soda Co.
(206) 624-3357 or jencue@jonessoda.com

***

The Toronto Venture Exchange has not reviewed and does not accept responsibility for the adequacy of the content of the information herein.